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                                                                     EXHIBIT 5.1



                    PARCEL, MAURO, HULTIN & SPAANSTRA, P.C.
                         1801 CALIFORNIA ST., STE. 3600
                               DENVER, CO  80202
                                 (303) 292-6400


                               December 20, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:     Canyon Resources Corporation
                 Form S-3 Registration Statement
                 covering 20,000,000 Shares of Common Stock

Ladies and Gentlemen:

         As counsel for Canyon Resources Corporation, a Delaware corporation (the "Company"), we have examined the above-referenced Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), which the Company has filed covering the sale of 20,000,000 shares of the Company's common stock (the "Securities"). Capitalized terms used and not defined herein shall have the meanings given to them in the Registration Statement.

         We have examined the Registration Statement, the Company's certificate of incorporation and by-laws and the record of its corporate proceedings and have made such other investigation and reviewed such other documents as we have deemed necessary in order to express the opinions set forth below.

         We have assumed that (i) the Securities will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof; (ii) the Registration Statement, and any amendments thereto, will have become effective; (iii) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby, and (iv) the Securities will be issued in compliance with applicable federal and state securities laws.

         Based upon the foregoing, we are of the opinion that the Securities when issued and delivered as described herein and in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.
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Securities and Exchange Commission
December 20, 1996
Page 2

         We render the foregoing opinion as members of the Bar of the State of Colorado and express no opinion as to laws other than the laws of the State of Colorado and the federal laws of the United States of America.


         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.



                             /s/ PARCEL, MAURO, HULTIN & SPAANSTRA, P.C.

                                 PARCEL, MAURO, HULTIN & SPAANSTRA, P.C.